Exhibit 99.2
Item 2. Properties
Belden has an executive office that it leases in St. Louis, Missouri, and various manufacturing facilities, warehouses and sales and administration offices. The significant facilities as of December 31, 2008 are as follows:
Used by the Americas operating segment:

Owned
Number of Properties by	Primary Character	or
Country	(M=Manufacturing, W=Warehouse)	Leased

United States-16	11 M, 5 W	11 owned 5 leased
Canada-1	M	1 owned
Mexico-3	M	3 leased
Used by the Wireless operating segment:

Owned
Number of Properties by	Primary Character	or
Country	(M=Manufacturing, W=Warehouse)	Leased

United States-1	M	1 leased
Used by the EMEA operating segment:

Owned
Number of Properties by	Primary Character	or
Country	(M=Manufacturing, W=Warehouse)	Leased

United Kingdom-2	1 M, 1 W	2 owned
The Netherlands-2	1 M, 1 W	2 leased
Germany-10	6 M, 4 W	5 owned 5 leased
Italy-2	M	1 owned 1 leased
Denmark-2	1 M, 1 W	2 owned
Hungary-2	1 M, 1 W	2 owned
Sweden-1	W	1 leased

Used by the Asia Pacific operating segment:

Owned
Number of Properties by	Primary Character	or
Country	(M=Manufacturing, W=Warehouse)	Leased

China-7	M	3 owned 4 leased
India-1	W	1 leased
Australia-1	W	1 leased
Singapore-1	W	1 leased
The total size of all Americas operating segment locations is approximately 2.9 million square feet; the total size of all Wireless operating segment locations is approximately 0.1 million square feet; the total size of all EMEA operating segment locations is approximately 1.1 million square feet; and the total size of all Asia Pacific operating segment locations is approximately 2.0 million square feet. We believe our physical facilities are suitable for their present and intended purposes and adequate for our current level of operations.

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